UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road,	Charlotte,	North Carolina	28277
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C	BHFAN	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.625% Non-Cumulative Preferred Stock, Series D	BHFAM	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders of Brighthouse Financial, Inc. (the “Company”) held virtually on February 12, 2026 at 8:00 a.m. Eastern Standard Time (the “Special Meeting”), three proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on January 7, 2026. As of 5:00 p.m. Eastern Standard Time on the January 5, 2026 record date, 57,184,099 shares of the Company’s common stock, par value $0.01 per share, were outstanding and eligible to vote at the Special Meeting, and 39,837,608 shares, or approximately 69.7%, were present virtually or represented by proxy at the Special Meeting, constituting a quorum. The final voting results were as follows:

Proposal 1: The Company’s stockholders adopted the Agreement and Plan of Merger, dated as of November 6, 2025 (as it may be amended from time to time), by and among Aquarian Holdings VI L.P., a Delaware limited partnership (“Parent”), Aquarian Beacon Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent, Aquarian Holdings LLC, a Delaware limited liability company, solely for the purpose of certain provisions, and the Company (the “Merger Proposal”), which provides for the acquisition of the Company by Parent (the “Merger”). The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
39,728,503¹	50,048	59,057	N/A

Proposal 2: The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
32,891,771	6,512,865	432,972	N/A

Proposal 3: The Company’s stockholders approved the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
37,813,382	1,935,656	88,570	N/A

Adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

¹ Represents approximately 99.7% of the shares present virtually or represented by proxy at the Special Meeting.

Item 7.01. Regulation FD Disclosure.

On February 12, 2026, the Company issued a news release, a copy of which is attached hereto as Exhibit 99.1, announcing that its stockholders have approved the Merger.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1**	News release of Brighthouse Financial, Inc., dated February 12, 2026.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*     Filed herewith.
**     Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Jacob M. Jenkelowitz
Name: Jacob M. Jenkelowitz
Title: Corporate Secretary

Date: February 12, 2026

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